Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 9, 2007, relating to the financial statements of Lpath, Inc. for the years ended December 31, 2006 and 2005.

/s/ LevitZacks
Certified Public Accountants
San Diego, California
March 14, 2008